EX-23.2
                                    CONSENT OF COUNSEL

                                     Brian F. Faulkner
                             A Professional Law Corporation
                              3900 Birch Street, Suite 113
                             Newport Beach, California 92660
                                   (949) 975-0544


January 21, 2002


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  World-Am Communications, Inc. - Form S-8

Dear Sir/Madame:

     I have acted as counsel to World-Am Communications, Inc., a Florida corporation ("Company"), in connection with its Registration Statement on Form S-8 relating to the registration of ten million
(10,000,000) shares of its common stock ("Shares"), $0.001 par value per Share, which are issuable pursuant to the Company's Amended and Restated Employee Stock Incentive Plan, and the registration of fifty million (50,000,000) Shares which are issuable pursuant to the Company's Amended and Restated Non-Employee Directors and Consultants Retainer Stock Plan. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                           Sincerely,


                                           /s/  Brian F. Faulkner
                                           Brian F. Faulkner